EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors and Stockholders
Standard Motor Products, Inc.:

We consent to incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-103194 and 333-79177) and in the Registration Statements on Form S-8 (Nos. 33-58655, 333-51565, 333-51619 and 333-59524) of Standard Motor
Products, Inc. of our report dated February 24, 2003, relating to the consolidated balance sheets of Standard Motor Products, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows and related schedule for each of the years in the three year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Standard Motor Products, Inc.

Our report dated February 24, 2003 refers to the Company's adoption of Emerging Issues Task Force Issue No. 01-9, ACCOUNTING FOR CONSIDERATION GIVEN BY A VENDOR TO A CUSTOMER (INCLUDING A RESELLER OF THE VENDOR'S PRODUCTS) and Statement of Financial Accounting Standards No. 142, GOODWILL AND OTHER INTANGIBLE ASSETS as of January 1, 2002.



                                                               /s/ KPMG LLP

New York, New York
March 31, 2003